SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

475 Industrial Drive, West Chicago, Illinois      60185

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02.       Appointment of Principal Officers.

On October 26, 2005, the Board of Directors appointed Jim Mayer, its former CEO, as interim Chief Executive Officer and Chief Restructuring Officer, replacing Joe Turek, our current CEO, who now assumes the role of Chief Operating Officer, but continues as Chairman of the Board.

Mr. Mayer has been with the Company since July 28, 2004, and has held the positions of Chief Restructuring Officer, Chief Financial Officer, Chief Executive Officer, and Vice President-Business Development during his tenure.  Before joining the Company, Mr. Mayer spent 5 years as CEO and managing member of Credit Support International.

Mr. Mayer was not appointed to the Board of Directors.

Item 8.01        Other Events.

On October 26, 2005, the Board of Directors created a Special Committee of the Board of Directors to immediately review strategic options including the sale or merger of all or part of the Company.

The Special Committee of the Board is composed of independent directors that include Bruce Nelson, also M-Wave’s chairman of its audit committee; Glenn Norem, who is chairman of its compensation committee and Gary Castagna, the former chairman of the audit committee.  The Special Committee will be tasked with hiring the requisite third party professionals to effectuate the goals of a sale, merger, or other strategic option; vetting proposals brought forward by outsiders or insiders; reviewing alternative financing options and assuring fairness in any transaction effectuated

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

            Exhibit                                    Description

99.1    Press Release dated October 28, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                                                                       M-WAVE, INC.

(Registrant)

                                                                                                By         /s/ Joseph A. Turek

                                                                                                            Joseph A. Turek

                                                                                                            Chief Operating Officer

Dated: October 28, 2005